Exhibit 10.3

AMENDMENT TO LEASE AGREEMENT
BILLINGS 401 LLC, formerly known as Billings 401 Joint Venture, as “Landlord,” and FIRST INTERSTATE BANCSYSTEM, INC., (formerly known as First Interstate BancSystems of Montana, Inc. and First Interstate Bank of Billings National Association), as “Tenant,” executed a Lease Agreement for office space at 401 North 31st Street, Billings, Montana, on the 20th day of September, 1985; amended on the 29th day of June, 1992; amended on the 21st day of September, 1995; amended on the 27th day of August, 1997; amended on the 26th day of August, 2005; amended on the 29th day of September, 2015; amended on the 28th day of December, 2015; amended on the 27th day of January, 2017 (as so amended, the “Lease Agreement”); and,
NOW, THEREFORE, the parties agree to amend the above-referenced Lease Agreement as follows, effective August 1, 2026.
1.Paragraph 2.01 is amended to extend the Lease term for 10 years from the 1st day of August, 2026 to the 31st day of July, 2036 (the “Third Renewal Period”).
2.Paragraph 2.04 is amended as follows: “The Base Rent for years 1 through 5 of the Third Renewal Period shall be One Million Forty-Four Thousand Four Hundred Thirteen Dollars and 80/100 ($1,044,413.80) annually calculated at $15.12/rentable square foot, which includes $39,528.00 for Tenant’s Parking Lot rent, payable monthly in the amount of Eighty-Seven Thousand Thirty-Four Dollars and 48/100 ($87,034.48).
"The Base Rent for years 6 through 10 of the Third Renewal Period shall be One Million Ninety-Six Thousand Six Hundred Thirty-Four Dollars and 49/100 ($1,096,634.49) annually, calculated at $15.88/rentable square foot, which includes $41,504.40 for Tenant’s Parking Lot rent, payable monthly in the amount of Ninety-One Thousand Three Hundred Eighty-Six Dollars and 21/100 ($91,386.21).
3.Paragraph 2.02 is amended to add three (3) additional ten (10) year lease renewal options.
Except as herein modified, the Lease is hereby ratified and confirmed and remains in full force and effect.

DATED at Billings, Montana, on June 8, 2026

LANDLORD:
BILLINGS 401 LLC
By: UNITED PROPERTIES, INC.
The Managing Partner

/s/ VINCENT MISTRETTA
Vincent Mistretta
Chief Executive Officer

TENANT:
FIRST INTERSTATE BANCSYSTEM, INC.

/s/ ERIKA CROY
Erika Croy
Director of Credit Analytics and Corporate Real Estate